Exhibit 99.1
DEAN FOODS RAISES SECOND QUARTER EPS GUIDANCE
Strong performance leads to increased forecast; continued strong cash flows
Company plans to issue a full earnings release and a webcast conference call on
August 6, 2008
DALLAS, June 25, 2008 — Dean Foods Company (NYSE: DF) today announced that results for the second quarter ending June 30 are expected to exceed the Company’s previously issued guidance of $0.26 to $0.31 per diluted adjusted share. The Company now expects adjusted diluted earnings (as defined below) for the second quarter to be at least $0.32 per share.
“Our DSD Dairy business is performing particularly well in the second quarter,” commented Gregg Engles, Chairman and CEO. “Our team’s efforts to reduce the cost of production and distribution, combined with effective management of the pass through of increased dairy commodity and energy costs through this inflationary period, is resulting in a strong overall performance in the second quarter. As a result, we are increasing our guidance for the second quarter and reaffirming our full year guidance for at least $1.20 per share in adjusted earnings. We will provide more detail on the second quarter performance and our full-year expectations in conjunction with our earnings report in early August.”
The Company also continues to generate strong cash flow in the second quarter, and expects its quarter-ending Leverage Ratio, as defined in its credit agreements, to be approximately 5.5x, compared to a covenant level of 6.25x.
“We are very comfortable with our current level of flexibility under our financial covenants,” added Jack Callahan, Chief Financial Officer. “Our Leverage Ratio covenant steps down to 5.75x at the end of this year. We are already below this requirement and expect our Leverage Ratio to be below 5.25x at year end.”

The Company plans to host a live webcast of its second quarter earnings conference call on August 6, 2008 at 9:30 a.m. ET. Management will discuss the results for the second quarter and update investors on the outlook for the remainder of 2008. An earnings release will be issued before the market opens on the same date. The webcast is expected to last approximately one hour and will be accessible by visiting http://www.deanfoods.com and by clicking on “Webcasts.”
In order to listen to the webcast, users will need to have installed either Real Player or Windows Media Player software, which can be detected and downloaded by visiting the site. A webcast replay will be available for approximately 45 days following the event within the Investor Relations — Audio Archive section of the company’s site.
Adjusted diluted earnings per share exclude the effect of facility closings, reorganizations and other non-recurring charges.
ABOUT DEAN FOODS
Dean Foods Company is the largest processor and distributor of milk and other dairy products in the United States. The Company sells milk and a full range of other dairy products under more than 50 well-known local and regional brands and a wide array of private labels. The Company’s WhiteWave-Morningstar division produces a variety of nationally-branded dairy and dairy-related products, such as Horizon Organic ® dairy products, Silk ® soymilk, and International Delight ® coffee creamers. WhiteWave-Morningstar’s Rachel’s Organic ® brand is the largest organic milk brand and second largest organic yogurt brand in the United Kingdom.
FORWARD-LOOKING STATEMENTS
Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, adjusted diluted earnings per share, debt covenant compliance and expected financial performance . These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. The Company’s ability to meet targeted financial and operating results, including targeted sales, operating income, net income and earnings per share depends on a variety of economic, competitive and governmental factors, including raw material availability and costs, the demand for the Company’s products, and the Company’s ability to access capital under its credit facilities or otherwise, many of which are beyond the Company’s control and which are described in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.
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